Exhibit 10.4

PLEDGE AND SECURITY AGREEMENT

MADE BY

INSITE VISION INCORPORATED

TO

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

DATED AS OF FEBRUARY 21, 2008

i

Section 6.12	No Claims	8

ARTICLE VII TRUSTEE APPOINTED ATTORNEY-IN-FACT

Section 7.1	Trustee Appointed Attorney-In-Fact	8
ARTICLE VIII REASONABLE CARE

Section 8.1	Reasonable Care	9

ARTICLE IX NO LIABILITY

Section 9.1	No Liability	9

ARTICLE X REMEDIES UPON EVENT OF DEFAULT

Section 10.1	Remedies Upon Event of Default	9

ARTICLE XI PURCHASE OF THE ISSUER PLEDGED COLLATERAL

Section 11.1	Purchase of the Issuer Pledged Collateral	12

ARTICLE XII EXPENSES

Section 12.1	Expenses	12

ARTICLE XIII NO WAIVER; REMEDIES

Section 13.1	No Waiver; Remedies	12

ARTICLE XIV AMENDMENTS

Section 14.1	Amendments	13

ARTICLE XV RELEASE; TERMINATION

Section 15.1	Release; Termination	13

ARTICLE XVI NOTICES

Section 16.1	Notices	13

ARTICLE XVII CONTINUING SECURITY INTEREST

Section 17.1	Continuing Security Interest	14

ii

Article XVIII SECURITY INTEREST ABSOLUTE

Section 18.1	Security Interest Absolute	14

Article XIX INDEMNITY

Section 19.1	Indemnity	15

Article XX OBLIGATIONS SECURED BY ISSUER PLEDGED COLLATERAL

Section 20.1	Obligations Secured by Issuer Pledged Collateral	15

Article XXI SEVERABILITY

Section 21.1	Severability	15

Article XXII COUNTERPARTS; EFFECTIVENESS

Section 22.1	Counterparts; Effectiveness	16

Article XXIII REINSTATEMENT

Section 23.1	Reinstatement	16

Article XXIV SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

Section 24.1	SUBMISSION TO JURISDICTION.	16

Article XXV GOVERNING LAW

Section 25.1	GOVERNING LAW	17

Article XXVI TABLE OF CONTENTS AND HEADINGS

Section 26.1	Table of Contents and Headings	17

Annex A	Rules of Construction and Defined Terms

iii

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of February 21, 2008, is made by INSITE VISION INCORPORATED, a Delaware corporation, in favor of U.S. Bank National Association, a national banking association, as the Trustee under the Indenture, as grantee hereunder.

WITNESSETH:

WHEREAS, pursuant to the Purchase and Sale Agreement, contemporaneous with the execution and delivery of this Pledge and Security Agreement, the Parent has sold, transferred, conveyed, assigned, contributed and granted all of the Purchased Assets to the Issuer, in consideration of the payment by the Issuer to the Parent of the Cash Purchase Price and the issuance by the Issuer to the Parent of all of the Capital Securities of the Issuer owned by the Parent;

WHEREAS, in order to secure the repayment of the Original Class A Notes issued by the Issuer pursuant to the Indenture, the Issuer shall grant a security interest in certain of its property and rights to the Trustee for the benefit of the Noteholders, including Royalty Payments actually made by Inspire under the Inspire License Agreement (but not the rights thereunder to receive such payments) and the Replacement Royalty Payments, if any, its rights under the Purchase and Sale Agreement, any Accounts and certain other collateral in accordance with the terms and conditions thereof;

WHEREAS, in addition to the grant of security interest by the Issuer to the Trustee as set forth in the immediately preceding recital, in order to further secure repayment of the Original Class A Notes, the Trustee desires that the Parent pledge all of the Capital Securities of the Issuer owned by the Parent to the Trustee for the benefit of the Noteholders; and

WHEREAS, the Parent and the Trustee hereby agree that the Parent shall execute and deliver this Pledge and Security Agreement and make the pledge contemplated hereby to the Trustee for its benefit;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the Noteholders to purchase the Original Class A Notes issued pursuant to the Indenture, the Parent agrees, for the benefit of the Trustee on behalf of each Noteholder, as follows:

ARTICLE I
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 1.1 Rules of Construction and Defined Terms. The rules of construction set forth in Annex A shall apply to this Pledge and Security Agreement and are hereby incorporated by reference into this Pledge and Security Agreement as if set forth fully in this Pledge and Security Agreement. Capitalized terms used but not otherwise defined in this Pledge and Security Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Pledge and Security Agreement as if set forth fully in this Pledge and Security Agreement. Not all terms defined in Annex A are used in this Pledge and Security Agreement.

ARTICLE II
PLEDGE

Section 2.1 Pledge. As security for the payment and performance of the Secured Obligations and subject to and in accordance with the provisions of this Pledge and Security Agreement, the Parent hereby pledges, grants, assigns, hypothecates, transfers and delivers (subject to Section 3.1) to the Trustee, its successors and assigns, for the security and benefit of the Noteholders, a continuing first priority security interest in all of the Parent’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired (the “Issuer Pledged Collateral”):

(a) all of the Parent’s Capital Securities in the Issuer, whether now owned or acquired in the future, and all certificates, agreements or other instruments, if any, representing such Capital Securities (the “Issuer Pledged Equity”);

(b) subject to Section 6.4, the right to receive all monies and property representing a distribution in respect of the Issuer Pledged Equity (except for proceeds of the Notes to the extent not applicable to any Redemption of the Notes), whether by way of dividend, redemption, liquidation payments, repurchase or otherwise; and

(c) subject to Section 6.4, all proceeds, products and accessions of and to the Issuer Pledged Equity and any of the foregoing, including all shares, securities, rights, monies or other property accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option or otherwise in respect of the Issuer Pledged Equity;

TO HAVE AND TO HOLD the Issuer Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Trustee, its successors and assigns, forever, subject to the terms and conditions set forth herein.

ARTICLE III
DELIVERY OF ISSUER PLEDGED COLLATERAL

Section 3.1 Delivery of Issuer Pledged Collateral. Contemporaneously with the execution of this Pledge and Security Agreement, the Parent shall deliver or cause to be delivered to the Trustee, to the extent not previously delivered, (a) any and all certificates and other instruments evidencing the Issuer Pledged Equity then held in the form of certificates or other instruments by the Parent, together with undated stock powers or assignments of such certificates duly executed and signed in blank, (b) any and all certificates or other instruments or documents representing any of the Issuer Pledged Collateral then held by the Parent and (c) all other property comprising part of the Issuer Pledged Collateral then held in the form of certificates or other instruments by the Parent with proper instruments of assignment or transfer duly executed and such other instruments or documents as the Trustee may reasonably request to effect the purposes contemplated hereby.

Section 3.2 Recording of Lien. The Parent shall record the Lien of the Trustee on its records at its principal office within ten Business Days after the date hereof and provide to the Trustee written confirmation that such Lien has been so recorded and that there are no other Liens on its records with respect to the Issuer Pledged Equity.

Section 3.3 Capital Securities. If the Parent shall become entitled to receive or shall receive, in respect of the Issuer Pledged Equity, any Capital Securities, options, warrants, rights or other similar property, including any certificate representing any distribution in connection with any recapitalization, reclassification or increase or reduction of capital (whether as an addition to, in substitution of or in exchange for such Issuer Pledged Equity or otherwise), the Parent agrees:

(a) to accept the same as the agent of the Trustee;

(b) to hold the same in trust on behalf of and for the benefit of the Trustee and separate and apart from its other property; and

(c) to deliver any and all certificates or instruments evidencing the same to the Trustee on or before the close of business on the fifth Business Day following the receipt thereof by the Parent, in the exact form received, with the endorsement or assignment in blank of the Parent when necessary and with appropriate undated irrevocable proxies duly executed in blank (with signatures properly guaranteed), to be held by the Trustee, subject to the terms of this Pledge and Security Agreement, as additional Issuer Pledged Collateral.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties. As of the date hereof, the Parent represents and warrants as follows:

(a) The Parent has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization and has all licenses, permits, franchises and governmental authorizations necessary to carry on its business as now being conducted and shall appoint and employ agents or attorneys in each jurisdiction where it shall be necessary to take action under this Pledge and Security Agreement. The Parent is duly licensed or qualified to do business in good standing in each jurisdiction in which such qualification is required by law, except where such failure to qualify would not reasonably be likely to result in a Material Adverse Effect. The Parent has the full power and authority to own the property it purports to own and to carry on its business as presently conducted and as proposed to be conducted.

(b) The Parent is the sole legal and beneficial owner of the Issuer Pledged Collateral free and clear of any Lien other than the Lien created pursuant to this Pledge and Security Agreement and the Indenture or other Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Issuer Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Trustee pursuant to this Pledge and Security Agreement and the Indenture.

(c) The consummation of the transactions contemplated hereby has been duly and validly authorized by the Parent. The Parent has full power to execute and deliver this Pledge and Security Agreement and to perform its obligations hereunder and to pledge all the Issuer Pledged Collateral pursuant to this Pledge and Security Agreement. This Pledge and Security Agreement has been duly authorized, executed and delivered by the Parent. This Pledge and Security Agreement constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). All requisite action has been taken by the Parent to make this Pledge and Security Agreement valid and binding upon the Parent.

(d) No consent of any other party (including directors, officers, members, managers or creditors of the Parent) and no government approval is required that has not been obtained (i) for the execution, delivery and performance by the Parent of this Pledge and Security Agreement and each other Transaction Document to which it is a party, (ii) for the pledge by the Parent of the Issuer Pledged Collateral pursuant to this Pledge and Security Agreement or (iii) for the exercise by the Trustee of the rights provided for in this Pledge and Security Agreement or the remedies in respect of the Issuer Pledged Collateral pursuant to this Pledge and Security Agreement (except as may be required (x) in connection with any disposition of all or any part of the Issuer Pledged Collateral under any laws affecting the offering and sale of securities generally, (y) under applicable federal and state laws, rules and regulations and applicable interpretations thereof providing for the supervision or regulation of the banking or trust businesses generally and applicable to the Trustee and (z) with respect to the Trustee as a result of any relationship that the Trustee may have with Persons not parties to, or any activity or business the Trustee may conduct other than pursuant to, any of the Transaction Documents).

(e) The execution and delivery of this Pledge and Security Agreement concurrently with the delivery to the Trustee of the certificates and other items contemplated by Section 3.1 and the taking of the actions described in Section 3.3 constitute “control” of the Issuer Pledged Equity described in Section 8-106(b) of the UCC and create a valid security interest in the Issuer Pledged Collateral securing the Secured Obligations, and the Parent has done such other acts, if any, reasonably requested by the Trustee to perfect the security interest in the Issuer Pledged Collateral granted hereunder (including permitting the Trustee to file any appropriate UCC financing statement against the Parent).

(f) The execution, delivery and performance of this Pledge and Security Agreement and the consummation of the transactions contemplated by this Pledge and Security Agreement do not (i) violate the provisions of the Parent Organizational Documents, (ii) violate the provisions of any Applicable Law (including any usury law), regulation or order of any Governmental Authority applicable to the Parent except where such violation would not have or would not be reasonably expected to have a Material Adverse Effect, (iii) result in a breach of, or constitute a default under, any material agreement relating to the management or affairs of the Parent, or any indenture, credit agreement or loan agreement or any other similar material agreement, lease or instrument to which the Parent is a party or by which the Parent or any of its material properties may be bound (which default or breach has not been permanently waived by the other party to such document) or (iv) result in or create any Lien (other than Permitted Liens) under, or require any consent that has not been obtained under, any indenture, credit agreement or loan agreement or any other material agreement, instrument or document to which the Parent is a party or the provisions of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, binding upon the Parent, the Issuer Pledged Collateral or any material properties of the Parent.

(g) There are no proceedings and there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending against the Parent or, to the best knowledge of the Parent, threatened against the Parent that questions the validity or legality of this Pledge and Security Agreement or that seeks to prevent the consummation of any of the transactions contemplated by this Pledge and Security Agreement.

(h) All of the Issuer Pledged Equity has been duly authorized and validly issued by the Issuer and is fully paid and non-assessable.

ARTICLE V
SUPPLEMENTS; FURTHER ASSURANCES

Section 5.1 Supplements. The Parent agrees that, at any time and from time to time, at the Parent’s expense and upon the Trustee’s reasonable request, the Parent will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary in the reasonable discretion of the Trustee, in order to perfect the security interest of the Trustee in the Issuer Pledged Collateral and to carry out the provisions of this Pledge and Security Agreement or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Issuer Pledged Collateral. The Parent also agrees that, at any time and from time to time, at the Parent’s expense and upon the request of the Trustee at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes, the Parent will file (or cause to be filed) such UCC financing statements or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or that the Trustee may reasonably request at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Trustee hereby. With respect to the foregoing and the grant of the security interest hereunder, the Parent hereby authorizes the Trustee to file one or more UCC financing statements or continuation statements, and amendments thereto, relative to all or any part of the Issuer Pledged Collateral without the signature of the Parent where permitted by law. The Parent agrees that a carbon, photographic or other reproduction of this Pledge and Security Agreement or any UCC financing statement covering the Issuer Pledged Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law.

Section 5.2 Further Assurances

. If the Parent fails to perform any agreement contained herein after receipt of a written request to do so from the Trustee (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default), the Trustee may itself perform, or cause performance of, such agreement, in which case the reasonable expenses of the Trustee, including the fees and expenses of its counsel, incurred in connection therewith shall be payable by the Parent under Section 12.1.

ARTICLE VI
COVENANTS

Section 6.1 No Liens. The Parent agrees that, without the consent of the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable, it will not (a) sell or otherwise dispose of the Issuer Pledged Collateral or any interest therein or (b) except for Permitted Liens, create or permit to exist any Lien upon or with respect to any of the Issuer Pledged Collateral or any interest therein; provided, however, that, so long as no Default or Event of Default is continuing, the Parent will be entitled to sell, transfer, assign, convey, contribute or grant the Issuer Pledged Equity subject to the lien of this Pledge and Security Agreement and satisfaction of the other conditions set forth in the exception provided in Section 6.2(a) of the Purchase and Sale Agreement.

Section 6.2 Notices. The Parent shall promptly provide the Trustee with copies of all notices and other communications received by the Parent with respect to any Issuer Pledged Collateral registered in the name of the Parent.

Section 6.3 Voting Rights. So long as the Parent is the owner of the Issuer Pledged Collateral, notwithstanding anything to the contrary in this Pledge and Security Agreement or any other Transaction Document, if no Event of Default has occurred and is continuing, the Parent may exercise any and all voting and consensual powers pertaining to the Issuer Pledged Collateral or any part thereof. If an Event of Default has occurred and is continuing, the Parent shall not be entitled to exercise any of the powers described in the preceding sentence, which shall be exercised exclusively by the Trustee. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default comprised of any breach by the Parent of its covenant in Section 6.2(c) of the Purchase and Sale Agreement as to which the Trustee exercises remedies at law or equity available to it pursuant to or in relation to this Pledge and Security Agreement in respect of the Issuer Pledged Equity, the Trustee will have the right to instruct the Independent Member to exercise the powers and authority granted to the Independent Member pursuant to Section 2.13 of the limited liability company agreement of the Issuer to exercise any and all rights and options of the Issuer in relation to the Principal Documents to enforce performance by the other parties thereto of their obligations thereunder. If the Independent Member elects not to exercise such rights and options notwithstanding the provision by the Noteholders of reasonable indemnity thereto, then the Trustee will have the right to terminate the Independent Member and to appoint a successor Independent Member of the Issuer to exercise such rights and options. The Parent agrees to cooperate with the Trustee to cause such successor Independent Member to succeed the terminated Independent Member as the Class B Member of the Issuer, to be admitted as a member of the Issuer, and to obtain and enjoy to the exclusion of the terminated Independent Member all interests, powers, rights and authority previously owned, possessed or enjoyed by the terminated Independent Member pursuant to the limited liability company agreement of the Issuer. The Trustee will not be required to deliver any such instruction to the Independent Member or to terminate the Independent Member or appoint any successor Independent Member unless instructed to do so by Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes, will only do so as specified in such Direction, and will be entitled to be indemnified in full and held harmless by the Noteholders in connection with its delivery of any such instruction or any such termination or appointment.

Section 6.4 Dividends and Distributions. So long as no Event of Default has occurred and is continuing, the Parent may receive and retain any dividends and other distributions on the Issuer Pledged Equity to the extent permitted under the Indenture. If an Event of Default has occurred and is continuing, the Parent shall not be entitled to receive any subsequent dividends or other distributions on the Issuer Pledged Equity and, unless otherwise agreed by the Trustee at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes, all such subsequent dividends and other distributions shall constitute Issuer Pledged Collateral.

Section 6.5 Capital Securities. The Parent agrees that it will not accept any Capital Securities or other equity ownership interests, any rights or options to acquire any Capital Securities or other equity ownership interests or other securities, each in addition to or in substitution for the Issuer Pledged Collateral, without prior written consent from the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable, unless the foregoing are pledged to the Trustee pursuant hereto.

Section 6.6 Legal Existence. The Parent shall preserve and maintain (a) its legal existence as a corporation in good standing under the laws of the State of Delaware and (b) its qualification to do business in every jurisdiction where the ownership of its properties and the nature of its business require it to be so qualified and where the failure to be so qualified would have a material adverse effect on the security interest created by this Pledge and Security Agreement; provided, that this Section 6.6 shall not prohibit the Parent (or any parent entity of the Parent) from entering into any transaction of merger, consolidation or amalgamation with or, in the case of clause (i)(B) below, a sale of all or substantially all of the assets of the Parent (or any parent entity of the Parent) to, any other Person (i)(A) if the Parent (or such parent entity) is the continuing or surviving corporation or (B) if the Parent (or such parent entity) is not the continuing or surviving entity unless the continuing or surviving entity shall have assumed all of the obligations of the Parent under this Pledge and Security Agreement and the other Transaction Documents to which the Parent is a party immediately prior to such transaction and (ii) if the same is otherwise permitted by the terms of the Purchase and Sale Agreement without causing a violation of any of the covenants therein.

Section 6.7 Compliance with Laws. The Parent shall comply with all laws, and obtain, maintain and comply with all government approvals as shall now or hereafter be necessary under Applicable Law, in each case in connection with the making and performance by the Parent of any material provision of this Pledge and Security Agreement.

Section 6.8 Taxes. The Parent shall pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its properties by a taxing authority, in each case, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, could reasonably be expected to become a Lien (other than a Permitted Lien) upon the Issuer Pledged Collateral, unless such matters are being challenged by the Parent in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) appropriate reserves shall have been made therefor and (b) in the case of a charge or claim that has become a Lien (other than a Permitted Lien), such proceedings conclusively operate to stay such charge or claim. The Parent will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

Section 6.9 Modifications. The Parent shall not, without the prior written consent of the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable, agree to or permit (a) the cancellation or termination of any of the Parent Organizational Documents, except upon the expiration of the stated term thereof or in connection with a merger, consolidation, asset sale or other similar transaction as contemplated by Section 6.6, or (b) any amendment, supplement or modification of, or waiver with respect to, any of the provisions of any of the Parent Organizational Documents, if any such amendment, supplement, modification or waiver would result in a material adverse change in the value of the Issuer Pledged Collateral or the rights of the Trustee.

Section 6.10 No Liquidation. Without the prior written direction by the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable, the Parent shall not take any action to liquidate or wind up the Issuer until all of the Secured Obligations are paid in full.

Section 6.11 Monies Held in Trust. Subject to Section 6.4, the Parent shall hold all monies received by it that constitute Issuer Pledged Collateral (including any payment or other benefit in breach of this Section 6.11 or Section 6.12) in trust for the Trustee, in order to satisfy the Secured Obligations pursuant to the direction of the Trustee.

Section 6.12 No Claims. Subject to Section 6.4, the Parent shall not claim payment, whether directly or by set-off, lien, counterclaim or otherwise, of any amount that may be or has become due to the Parent from the Issuer (other than Expenses and Servicing Fees in accordance with Section 3.7(a) of the Indenture and all royalties payable to the Parent to be held in trust or escrow for Pfizer and other third parties pursuant to Section 3.7(b) of the Indenture) until all of the Secured Obligations have been paid in full.

ARTICLE VII
TRUSTEE APPOINTED ATTORNEY-IN-FACT

Section 7.1 Trustee Appointed Attorney-In-Fact. The Parent hereby appoints the Trustee, or any Person (including any officer or agent) whom the Trustee may designate, as the Parent’s true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of the Parent and in the name of the Parent or in its own name, at the Parent’s cost and expense, from time to time in the Trustee’s reasonable discretion to take any action and to execute any instrument that the Trustee may reasonably deem necessary or advisable to enforce its rights under this Pledge and Security Agreement, including authority to receive, endorse and collect all instruments made payable to the Parent representing any distribution, interest payment or other payment in respect of the Issuer Pledged Collateral or any part thereof and to give full discharge for the same and to sign, complete and deliver all transfers, proxies and letters of resignation; provided, however, that the Trustee will not exercise its powers under this Section 7.1 unless an Event of Default has occurred and is continuing and unless so instructed by the Noteholders pursuant to the Indenture.

ARTICLE VIII
REASONABLE CARE

Section 8.1 Reasonable Care. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Issuer Pledged Collateral in its possession if the Issuer Pledged Collateral is accorded treatment substantially equivalent to that which the Trustee accords its own property of the type of which the Issuer Pledged Collateral consists, it being understood that the Trustee shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Issuer Pledged Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Issuer Pledged Collateral absent its gross negligence or willful misconduct.

ARTICLE IX
NO LIABILITY

Section 9.1 No Liability. Neither the Trustee nor any of its directors, officers, employees or agents shall be deemed to have assumed any of the liabilities or obligations of the Parent as a result of the pledge and security interest granted under or pursuant to this Pledge and Security Agreement. In the absence of gross negligence or willful misconduct, the Trustee or any of its directors, officers, employees or agents shall not be liable for any failure to collect or realize upon the Secured Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

ARTICLE X
REMEDIES UPON EVENT OF DEFAULT

Section 10.1 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, and subject to Section 4.3 of the Indenture:

(a) The Trustee may exercise the power of attorney described in Section 7.1 with respect to any of the certificates or other instruments delivered pursuant to Section 3.1 with respect to the Issuer Pledged Collateral, and may sign, complete and deliver all transfers, proxies and letters of resignation and do all acts and things that the Trustee may in its absolute discretion specify to enable or assist the Trustee to perfect or improve its security over the Capital Securities, to vest ownership of the Capital Securities in the Trustee or its nominee, to provide that the Trustee is registered as the holder of the Capital Securities, to exercise any rights or powers attaching to the Capital Securities, to sell the Capital Securities or otherwise to enforce any of the rights of the Trustee under this Pledge and Security Agreement.

(b) The Trustee may exercise in respect of the Issuer Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, to the extent permitted by Applicable Law or the UCC as then in effect in any applicable jurisdiction, and the Trustee may also in its sole discretion, without notice except as specified below or except as required by mandatory provisions of the UCC and other Applicable Law, sell the Issuer Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any of the Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Issuer Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property, sold absolutely, free from any claim or right on the part of the Parent, and the Parent hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Parent agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Parent of the time and place of any public or private sale shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Issuer Pledged Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Issuer Pledged Collateral, or any part thereof, at any public or private sale. The Parent hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Issuer Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale.

(c) The Parent recognizes that the Trustee may elect in its sole discretion to sell all or a part of the Issuer Pledged Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Issuer Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Parent acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including a public offering made pursuant to a registration statement under the Securities Act), and the Parent and the Trustee agree that the mere fact that such private sales were private sales individually negotiated, does not mean that such private sales were not made in a commercially reasonable manner, and that the Trustee has no obligation to engage in public sales or to delay sale of any Issuer Pledged Collateral to permit the Issuer to register the Issuer Pledged Collateral for a form of public sale thereof requiring registration under the Securities Act.

(d) Any cash held by the Trustee as Issuer Pledged Collateral, and all cash proceeds received by the Trustee in respect of any sale of, collection from or other realization upon all or any part of the Issuer Pledged Collateral, shall, as soon as reasonably practicable, be applied by the Trustee first to the payment of the costs and expenses (including pursuant to Section 12.1) of such sale, collection or other realization, if any, including reasonable out-of-pocket costs and expenses of the Trustee (including the reasonable fees and out-of-pocket expenses of its counsel), and all reasonable expenses, liabilities and advances made or incurred by the Trustee in connection therewith to the extent not paid by the Parent pursuant to Section 12.1, second to the payment of the Secured Obligations in accordance with the terms of the Indenture and third all remaining amounts shall promptly be paid to the Parent or its successors or assigns.

(e) The Trustee may by writing without notice to the Parent appoint one or more persons as the Trustee deems fit to be a receiver in relation to the Issuer Pledged Collateral. Where the Trustee appoints two or more persons as such receiver, such receivers may act jointly or independently. With respect to the enforcement of this Pledge and Security Agreement, such receiver may sell, charge or otherwise dispose of the Issuer Pledged Collateral, exercise any powers, discretion, voting or other rights or entitlements in relation to the Issuer Pledged Collateral and generally carry out any other action that such receiver may in such receiver’s sole discretion deem necessary in relation to the enforcement of this Pledge and Security Agreement. Such receiver shall have, in addition to the other powers set forth in this Section 10.1(e), the power to:

(i) take possession of, collect and get in the Issuer Pledged Collateral and, for that purpose, take such proceedings as may seem to such receiver to be expedient;

(ii) raise or borrow money and grant security therefor over the Issuer Pledged Collateral;

(iii) appoint an attorney or accountant or other professionally qualified person to assist such receiver in the performance of such receiver’s functions;

(iv) bring or defend any action or other legal proceeding in the name of and on behalf of the Parent in respect of the Issuer Pledged Collateral;

(v) do all acts and execute in the name and on behalf of the Parent any document or deed in respect of the Issuer Pledged Collateral;

(vi) make any payment that is necessary or incidental to the performance of such receiver’s functions;

(vii) make any arrangement or compromise on behalf of the Parent in respect of the Issuer Pledged Collateral;

(viii) rank and claim in the insolvency or liquidation of the Issuer and receive dividends and accede to agreements for the creditors of the Issuer;

(ix) present or defend a petition for the winding up of the Issuer; and

(x) do all other things incidental to the exercise of the foregoing powers.

(f) The Parent agrees that:

(i) in any sale of any of the Issuer Pledged Collateral whenever an Event of Default shall have occurred and be continuing, the Trustee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to:

(A) avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Issuer Pledged Collateral); or

(B) obtain any required approval of the sale or of the purchaser by any Governmental Authority or official; and

(ii) such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Trustee be liable or accountable to the Parent for any discount allowed by the reason of the fact that such Issuer Pledged Collateral is sold in compliance with any such limitation or restriction.

ARTICLE XI
PURCHASE OF THE ISSUER PLEDGED COLLATERAL

Section 11.1 Purchase of the Issuer Pledged Collateral. The Parent may, but shall not be required to, bid on and be a purchaser of the Issuer Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Trustee may apply the purchase price to the payment of the Secured Obligations secured hereby. Any purchaser of all or any part of the Issuer Pledged Collateral shall, upon any such purchase, acquire good title to the Issuer Pledged Collateral so purchased, free of the security interests created by this Pledge and Security Agreement.

ARTICLE XII
EXPENSES

Section 12.1 Expenses. The Parent will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and the Trustee, and any transfer taxes, in each case payable upon sale of the Issuer Pledged Collateral, which the Trustee may incur in connection with (a) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Issuer Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Trustee hereunder, (c) the failure by the Parent to perform or observe any of the provisions hereof or (d) the administration of this Pledge and Security Agreement. Any amount payable by the Parent pursuant to this Section 12.1 shall be payable upon demand and shall constitute Secured Obligations secured hereby.

ARTICLE XIII
NO WAIVER; REMEDIES

Section 13.1 No Waiver; Remedies. No failure or delay on the part of the Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee of any right, power or remedy preclude any additional exercise by the Trustee of such right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law. No notice to or demand on the Parent in any case shall entitle the Parent to any other or further notice or demand in similar or other circumstances.

ARTICLE XIV
AMENDMENTS

Section 14.1 Amendments. No waiver, amendment, modification or termination of any provision of this Pledge and Security Agreement, or consent to any departure by the Parent therefrom, shall in any event be effective without the written concurrence of the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable, and (except as otherwise provided in Section 15.1) none of the Issuer Pledged Collateral shall be released without the written consent of the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

ARTICLE XV
RELEASE; TERMINATION

Section 15.1 Release; Termination. Upon payment and performance in full of the Secured Obligations or discharge of the Indenture pursuant to Section 11.1 of the Indenture, this Pledge and Security Agreement shall terminate automatically, and the Trustee (a) upon written request by the Parent shall promptly deliver to the Parent any remaining Issuer Pledged Collateral and money received in respect thereof in its possession, and all documents, agreements or instruments representing the Issuer Pledged Collateral held by the Trustee prior to such termination, and (b) upon written request by the Parent, shall promptly execute and deliver to the Parent and, if necessary, file or record, at the Parent’s expense, all such documentation (including UCC termination statements) necessary to release, and evidence the release of, the liens on the Issuer Pledged Collateral, such documentation to be prepared by the Parent and delivered to the Trustee. If the Trustee fails to promptly deliver or file or record the UCC termination statements referred to in, and in accordance with, clause (b) in the immediately preceding sentence, then the Parent may file or record such UCC termination statements.

ARTICLE XVI
NOTICES

Section 16.1 Notices. All Notices shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent, (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt or (e) in the case of any report that is of a routine nature, on the date sent by first class mail or overnight courier or transmitted by legible telecopier transmission, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient in accordance with Section 12.5 of the Indenture. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

ARTICLE XVII
CONTINUING SECURITY INTEREST

Section 17.1 Continuing Security Interest. This Pledge and Security Agreement shall create a continuing Lien in the Issuer Pledged Collateral and remain in full force and effect until the release thereof pursuant to Section 15.1 or the sale thereof pursuant to Section 11.1, shall be binding upon the Parent and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Trustee and its successors, transferees and assigns; provided, however, that the Parent may not (unless otherwise permitted under the terms of the Indenture) assign any of its obligations hereunder without the prior written consent of the Trustee. The Trustee and the Noteholders may assign or otherwise transfer any indebtedness held by any of them secured by this Pledge and Security Agreement to any other Person in accordance with the Indenture, and such transfer will not diminish the rights and benefits granted to the Trustee herein or otherwise.

ARTICLE XVIII
SECURITY INTEREST ABSOLUTE

Section 18.1 Security Interest Absolute. All rights of the Trustee and security interests hereunder, and all obligations of the Parent hereunder, shall be absolute and unconditional irrespective of, and the Parent hereby irrevocably waives any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto (other than against the Trustee);

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument relating thereto, including any increase in the Secured Obligations resulting from the extension of additional credit;

(c) any taking, exchange, surrender, release or non-perfection of any Issuer Pledged Collateral or any other collateral securing the Secured Obligations, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any other collateral securing all or any of the Secured Obligations or any other obligations of the Issuer under or in respect of the Transaction Documents;

(e) any change, restructuring or termination of the limited liability company structure or existence of the Issuer;

(f) the release or reduction of liability of any guarantor or surety with respect to the Secured Obligations; or

(g) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation to the Trustee that might otherwise constitute a defense available to, or a discharge of, the obligations of the Parent.

ARTICLE XIX
INDEMNITY

Section 19.1 Indemnity. The Parent agrees to indemnify, reimburse, defend and save and hold the Trustee and its officers, directors, employees, agents, advisors and affiliates (each, an “Indemnitee” and, collectively, the “Indemnitees”) harmless from and against, and shall pay on demand, any and all liabilities, losses, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including attorneys’ fees and disbursements) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees (a) in connection with the custody or preservation of, or the sale of, collection from or other realization upon, any of the Issuer Pledged Collateral pursuant to the exercise or enforcement of any of the rights of the Trustee hereunder, (b) in connection with the failure by the Parent to perform or observe any of the provisions hereof or (c) arising out of or in connection with or resulting from this Pledge and Security Agreement and the transactions contemplated hereby, excluding those arising out of the bad faith, gross negligence or willful misconduct of any Indemnitee. Each Indemnitee agrees to use its best efforts to promptly notify the Parent of any assertion of any such liability, damage, injury, penalty, claim, demand, action, judgment or suit of which such Indemnitee has knowledge.

The obligations of the Parent in this Section 19.1 shall survive the termination of this Pledge and Security Agreement.

ARTICLE XX
OBLIGATIONS SECURED BY ISSUER PLEDGED COLLATERAL

Section 20.1 Obligations Secured by Issuer Pledged Collateral. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to indemnification, and any amounts paid by the Trustee in preservation of any of its rights or interest in the Issuer Pledged Collateral, shall constitute Secured Obligations secured by the Issuer Pledged Collateral.

ARTICLE XXI
SEVERABILITY

Section 21.1 Severability. Any provision of this Pledge and Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived, they are hereby waived by the parties hereto to the full extent permitted by law so that this Pledge and Security Agreement shall be deemed a valid, binding agreement in accordance with its terms.

ARTICLE XXII
COUNTERPARTS; EFFECTIVENESS

Section 22.1 Counterparts; Effectiveness. This Pledge and Security Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Pledge and Security Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

ARTICLE XXIII
REINSTATEMENT

Section 23.1 Reinstatement. This Pledge and Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Trustee, as the case may be, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Parent or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Parent or any substantial part of its assets, or upon the entry of an order by a bankruptcy court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

ARTICLE XXIV
SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

Section 24.1 SUBMISSION TO JURISDICTION.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AND SECURITY AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OR OF THE UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS PLEDGE AND SECURITY AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 16.1. NOTHING IN THIS PLEDGE AND SECURITY AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PLEDGE AND SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

(b) THE PARENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE SENDING OF COPIES THEREOF BY FEDERAL EXPRESS OR OTHER OVERNIGHT COURIER COMPANY, TO THE PARENT AT ITS ADDRESS SPECIFIED BY SECTION 16.1.

ARTICLE XXV
GOVERNING LAW

Section 25.1 GOVERNING LAW. THIS PLEDGE AND SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR THE REMEDIES HEREUNDER, ARE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

ARTICLE XXVI
TABLE OF CONTENTS AND HEADINGS

Section 26.1 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Pledge and Security Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

INSITE VISION INCORPORATED

By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Name:
Title:

Annex A

See Annex A to the Purchase and Sale Agreement by and between Azithromycin Royalty Sub LLC and the Company dated February 21, 2008, attached as Exhibit 10.1 to this Quarterly Report on Form 10-Q".